Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 29, 2024, relating to the financial statements of AIFU Inc. (formerly known as “AIX Inc.” and “Fanhua Inc.”) appearing in the Annual Report on Form 20-F of AIFU Inc. for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

May 26, 2026